AMENDMENT NUMBER ONE TO
LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NUMBER ONE TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of July 16, 2008, is entered into between FIRST CAPITAL WESTERN REGION, LLC (“Lender”), and REED’S, INC., a Delaware corporation (“Borrower”), in light of the following facts:

RECITALS

WHEREAS, Borrower and Lender have previously entered into certain Loan and Security Agreement, dated as of May 30, 2008 (the “Agreement”).

WHEREAS, Borrower has requested that Lender (i) increase advance rate for Eligible Inventory for the purposes of calculating the Borrowing Base, and (ii) increase the Maximum Credit Limit.

WHEREAS, Lender has agreed to Borrower's request subject to the terms and conditions contained in this Amendment.

WHEREAS, Borrower and Lender wish to amend the Agreement as set forth in this Amendment.

NOW, THEREFORE, the parties agree as follows:

1. DEFINITIONS. All terms which are defined in the Agreement shall have the same definition when used herein unless a different definition is ascribed to such term under this Amendment, in which case, the definition contained herein shall govern.

2. AMENDMENTS. The Agreement is amended in the following respect:

(a) Change in Maximum Credit Limit. The definition of “Maximum Credit Limit” in Section 1 of the Agreement is deleted in its entirety and is replaced with a new definition as follows:

“Maximum Credit Limit” means $3,000,000.

(b) Weekly Inventory Reports. Section 9(b) of the Agreement is deleted in its entirety and is replaced with a new Section 9(b) as follows:

(b) Collateral Reports. Concurrent with the execution of this Agreement by Borrower and concurrent with each request for a loan pursuant to Section 2(a), but no less frequently than as required by Item 26 of the Schedule, Borrower shall deliver to Lender a fully completed Borrowing Base Certificate certified by the Chief Executive Officer or Chief Financial Officer of Borrower as being true and correct. Concurrent with the delivery of each such Borrowing Base Certificate, Borrower shall provide a written report to Lender of all materially significant returns, disputes and claims, together with sales and other reports relating to the Accounts and Inventory as required by Lender. Borrower shall deliver to Lender on the first day of each week a detailed report of Borrower’s Inventory, setting forth the quantity, type, cost and location thereof, all of which shall be set forth in a form and shall contain such information as is acceptable to Lender. Borrower shall deliver to Lender within ten (10) days after the end of each month a report, reflecting the status as of the end of each month and certified by the Chief Executive Officer or Chief Financial Officer of Borrower as being true and correct, containing (i) a current detailed aging, by total and by Customer, of Borrower’s Accounts, and (ii) a current detailed aging, by total and by vendor, of Borrower’s accounts payable. Borrower will also conduct a physical inventory count no less frequently than annually, adjust Borrower’s records to reflect the results of the count and deliver to Lender monthly a list of locations of Inventory and the types and values of Inventory at each such location, in such form as Lender may require. At Lender’s request, Borrower shall conduct such physical inventory counts and deliver such information more or less often than described above and such other information with respect to the Collateral, Borrower or Borrower’s business or financial condition as Lender may reasonably request.

(c) Increase in Advance Rate for Eligible Inventory. Item 1(a)(ii)(B) of the Schedule to the Agreement is deleted in its entirety and is replaced with a new Item 1(a)(ii)(B) as follows:

(B) An amount equal to the lesser of:

1. $1,000,000, and

2. An amount equal to (y) 50% of the dollar value (determined at the lower of cost or market value) of Eligible Inventory located at Borrower’s premises located at 12930 and 13000 South Spring Street, Los Angeles, California 90061, plus, (z) 50% of the dollar value (determined at the lower of cost or market value) of Eligible Inventory consisting of finished goods (and not raw materials) located at Valley Distributing & Storage Company’s warehouse in Wilkes-Barre, Pennsylvania; provided, however, that the inclusion of qualifying Eligible Inventory located at Valley Distributing & Storage Company is subject to the condition subsequent that Lender shall have received an executed warehouseman’s letter agreement containing terms and conditions satisfactory to Lender by no later than August 15, 2008 (failure to satisfy this condition subsequent shall cause the qualifying Eligible Inventory at such location to no longer be included in the calculation of the Borrowing Base),

3. FEE FOR INCREASE IN MAXIMUM CREDIT LIMIT. Upon execution of this Amendment, in consideration of Lender’s agreeing to increase the Maximum Credit Limit to $3,000,000, but without affecting Borrower’s obligation to reimburse Lender for costs associated with this Amendment and the transactions contemplated hereby as provided elsewhere in the Agreement, Borrower agrees to pay Lender a fee in the amount of $7,500, which will be fully earned on the date of this Amendment and shall be non-refundable.

4. REPRESENTATIONS AND WARRANTIES. Borrower hereby affirms to Lender that all of Borrower's representations and warranties set forth in the Agreement are true, complete and accurate in all respects as of the date hereof.

5. LIMITED EFFECT. Except for the specific amendment contained in this Amendment, the Agreement shall remain unchanged and in full force and effect.

6. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon the execution of this Amendment by each of the parties hereto.

[Signatures are on the next page]

IN WITNESS WHEREOF, Lender and Borrower have executed this Amendment.

REED’S, INC.,
a Delaware corporation
By: /s/ Christopher Reed
Name: Christopher Reed
Title: CEO
FCC, LLC, a Florida limited liability company
doing business as First Capital Western Region, LLC
By: /s/ John P. Neher
Name: John P. Neher
Title: Vice President

ACKNOWLEDGMENT AND REAFFIRMATION OF GUARANTOR

The undersigned hereby acknowledges that he executed a Continuing Guaranty, dated on or around May 30, 2008 (the “Guaranty”), with respect to the present and future obligations of Borrower owing to Lender. The undersigned hereby acknowledges the foregoing Amendment, consent to its terms, and reaffirms his Guaranty. The undersigned further acknowledges that nothing in the Guaranty obligates Lender to notify the undersigned of any changes in the financial accommodations made available to Borrower or to seek future reaffirmations of the Guaranty, even if the Agreement is further amended; and no requirement to so notify the undersigned or to seek reaffirmations in the future shall be implied by the execution of this reaffirmation.

/s/ Christopher Reed
Christopher Reed, an individual